EXHIBIT 99.(b)
Florida Progress Corporation
Investor News

Analyst Contact:
Mark A. Myers, Manager, Investor Relations (813) 866-4245


Florida Progress Restructures Diversified Operations to Focus on Growing its Energy and Transportation Businesses

ST. PETERSBURG, Florida, December 12, 1996 -- Florida Progress Corporation announced several strategic decisions regarding its diversified businesses. These decisions will allow Florida Progress to better focus on growth opportunities for Electric Fuels Corporation, its energy and transportation company.

Previously, Florida Progress decided that three of its businesses were not a good long-term strategic fit. The companies were Advanced Separation Technologies Incorporated, Mid-Continent Life Insurance Company and Progress Credit Corporation (now Echelon International Corporation). Florida Progress has been working to exit each of these businesses in a way that maximizes shareholder value.


             ADVANCED SEPARATION TECHNOLOGIES TO BE SOLD FOR A GAIN

Last week, an agreement to sell Advanced Separation Technologies was entered into with Calgon Carbon Corporation of Pittsburgh, Pennsylvania for $70 million and will result in an after-tax gain of about $23 million or $.24 a share for Florida Progress' 80% share of the company. The sale is expected to close before year end. Florida Progress has owned this company since the mid-1980's, when the patented ion separation process was developed. Although being in the technology business was not a strategic fit for Florida Progress, the company showed promise. So Florida Progress waited until Advanced Separation Technologies had developed a track record and demonstrated its sales potential to actively market the company for sale.

Advanced Separation Technologies is a manufacturer of chemical separation devices headquartered in Lakeland, Florida with annual sales of approximately $30 million and 65 employees. Its principal product is an ion separation machine that removes dissolved impurities and performs chemical separations in a continuous process. The machines are used in industrial and environmental processes throughout the world and Advanced Separation Technologies is a leader in supplying separation systems to the lysine and corn syrup industries.


              ELECTRIC FUELS TO WRITE-DOWN CERTAIN COAL OPERATIONS

Electric Fuels will record a $25 million, after-tax charge to earnings in December 1996 for the write-down of certain coal operations in eastern Kentucky due to management's revised assessment that depressed market prices for low-sulfur coal are not temporary. These coal operations were originally purchased in anticipation of higher prices

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resulting from amendments to the federal Clean Air Act. The write-down is in compliance with Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of," which was adopted by Florida Progress in 1996.

Electric Fuels began purchasing low-sulfur coal operations in the late 1980's in an effort to capitalize on the expected increase in demand for low-sulfur coal. The increase was anticipated because of the sulfur dioxide emission requirements imposed on electric utilities by the Clean Air Act amendments of 1990. The Phase I reductions went into effect on January 1, 1995. More stringent requirements are effective in the year 2000.

Several factors that were not anticipated have kept the price of Central Appalachian low-sulfur coal well below the market prices originally forecasted.

   o The supply of western low-sulfur coal to eastern markets served by Electric Fuels was greater than forecasted due in part to some western railroads expanding track and more aggressively pricing freight to certain large coal-fired plants east of the Mississippi River. This allowed inexpensive coal from the Powder River Basin to be marketed and sold to some large coal-fired plants east of the Mississippi which had been forecasted to burn low-sulfur Central Appalachian coal.

   o Some midwestern states passed legislation requiring utilities to install scrubbers for certain power plants to maintain high-sulfur coal mining jobs in their state. This forced these plants to continue burning high-sulfur coal instead of switching to low-sulfur coal which had been forecasted to be the least cost compliance option.

   o Another alternative to purchasing low-sulfur coal to meet emission requirements is to purchase emission allowance credits and burn higher sulfur coals. Over compliance with Phase I of the Clean Air Act has generated more than three million excess allowance credits per year. Many of these are being generated by utilities which installed scrubbers or are burning substantially lower sulfur coal than required in Phase I. The excess supply of allowances has reduced the cost of these credits thus making it a viable alternative to purchasing low-sulfur coal.

Electric Fuels is committed to its energy-related businesses. Electric Fuels has made some operational changes and brought in new leadership for its coal operations with substantial coal industry experience. Electric Fuels has a business plan to improve productivity and quality control. The plan calls for increasing output from remaining company-operated mines and directing production to higher profit markets.

Electric Fuels' strategy for growth has focused in recent years on its rail services and marine transportation business units and has resulted in 21 percent annual compound growth for the last three years. Electric Fuels plans to continue growing these business units while seeking to improve results in its energy-related businesses and expects to continue to achieve double-digit earnings growth during its five-year forecast period.

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                    RESTRUCTURED MID-CONTINENT LIFE INSURANCE

Mid-Continent Life Insurance Company was acquired in 1986. It was a small insurance company that sold a popular, low-priced death benefit insurance policy. Mid-Continent more than doubled in size by continuing to sell its product and by increasing its distribution area. Over the last few years, the life insurance industry has become more competitive, and for the first time, Mid-Continent experienced a decline in new sales. A new president was selected in 1995 and he developed a comprehensive business plan to combine new products and ideas with the company's existing strengths.

The new management team at Mid-Continent determined that the old product was not adequately priced to achieve targeted long-term profitability goals. In 1997, Mid-Continent plans to begin an orderly process to resolve the pricing issue. This may involve reducing policy dividends and increasing premiums.

A new insurance product called "Basic Life" was introduced in 1996 and it has replaced the old product that was being marketed. It resembled the old product that had been the company's principal policy, but offered more flexibility and guarantees to policyholders at a higher price. Mid-Continent was hoping to rebuild market share and achieve planned profitability with the "Basic Life" product. Sales of the new policy have not met management's expectations.

Mid-Continent recently announced a reduction in its workforce and a new business plan to be able to compete on a more focused and cost efficient basis. A revamped and lower-cost marketing operation intends to offer a broader array of products and marketing tools on behalf of Mid-Continent and other companies.

Although Florida Progress continues to believe that Mid-Continent is not a good long-term fit, it appears that it will take three to five years for Mid-Continent's business plan to result in values that allow Florida Progress to rationally exit this business. Since Mid-Continent does not pay dividends to Florida Progress and its earnings are not significant, this strategy is not expected to affect Florida Progress' consolidated earnings growth rate or dividend policy.


                       FOCUSED ON GROWING CORE BUSINESSES

Restructuring its diversified businesses has been a high priority for Florida Progress in 1996. Earlier this year Florida Progress announced the spin-off of Echelon International, its lending, leasing and real estate company, through a tax-free dividend scheduled for December 18, 1996. The sale of Advanced Separation Technologies and restructuring of Mid-Continent are other examples of Florida Progress' commitment to exiting businesses that are not related to its core businesses -- Florida Power and Electric Fuels. With the solid growth potential of Florida Power and the continued growth of Electric Fuels, management believes that Florida Progress should be able to maintain an annual consolidated earnings per share growth rate of four to five percent.


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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: this report contains forward looking statements, including statements regarding expected after-tax gains on the sale of Advanced Separation Technologies, the future of coal prices and earnings growth at Electric Fuels, plans relating to the insurance business, and Florida Progress' earnings per share growth rate and dividend policy. These statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed. Pertinent risk factors include the impact of pricing and other actions by competitors, changes in tax rates or policies or other governmental actions, significant changes from expectations in actual capital expenditures and operating expenses, changes in the marine, rail services or coal industries, changes in overall economic conditions, and other risks described in the Company's Securities and Exchange Commission filings.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $5.8 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with about 1.3 million customers. Diversified operations include coal mining, marine operations, rail services and life insurance.


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